EXHIBIT 10.1

September 4, 2008

Aventine Renewable Energy, Inc.
Aventine Renewable Energy, Mt. Vernon, LLC
Aventine Renewable Energy - Aurora West, LLC
P.O. Box 1800
120 N. Parkway
Pekin, Illinois  61555
Attention:  Ajay Sabherwal

Re:
Credit Agreement dated as of March 23, 2007 (as amended, the “Credit Agreement”), among Aventine Renewable Energy, Inc., a Delaware corporation, Aventine Renewable Energy, Mt. Vernon, LLC, a Delaware limited liability company, Aventine Renewable Energy - Aurora West, LLC, a Delaware limited liability company, JPMorgan Chase Bank, N.A., as Administrative Agent, and the financial institutions now or hereafter party thereto as lenders (the “Lenders”).  Unless otherwise indicated, all capitalized terms used herein, but not otherwise defined, shall have the same meanings herein as in the Credit Agreement.

Dear Ajay:

The undersigned parties hereby agree that the definition of “Non-Financed Capital Expenditures” contained in Section 1.01 of the Credit Agreement shall be amended and restated in its entirety to read as follows:

“Non-Financed Capital Expenditures” shall mean Capital Expenditures made by any Loan Party which are not financed (in each case to be calculated without duplication) pursuant to: (a) the incurrence of Indebtedness after the Effective Date (other than Indebtedness incurred pursuant to this Agreement), (b) any equity contribution made after the Effective Date, (c) any casualty insurance proceeds or condemnation proceeds or (d) cash and Permitted Investments on the Holding’s consolidated balance sheet as of March 31, 2007 in an amount equal to $425,870,058, which cash and Permitted Investments shall be deemed applied to any and all Capital Expenditures incurred from and after April 1, 2007 for the construction of the Borrowers’ facilities in Mt. Vernon, Indiana and Aurora, Nebraska.

This letter agreement shall be a Loan Document under and as defined in the Credit Agreement.

If you are in agreement with the foregoing, please execute this letter agreement in the space indicated below and return an executed counterpart of this letter to Vinson & Elkins L.L.P., counsel to the Administrative Agent, at 2001 Ross Ave., Suite 3700, Dallas, Texas 75201, attn: Erec R. Winandy (ph. 214-220-7756, and fax 214-999-7756).  This letter agreement will constitute a valid and binding agreement of the Borrowers and the Lenders when counterparts of this letter agreement have been executed and delivered by the Borrowers and the Required Lenders.  It is not necessary that all signatures appear on the same counterpart.  Facsimiles are effective as originals.

[Signature Pages to Follow]

Aventine Renewable Energy, Inc.
Aventine Renewable Energy, Mt. Vernon, LLC
Aventine Renewable Energy - Aurora West, LLC
September 4, 2008

Very truly yours,

JPMORGAN CHASE BANK, N.A., as Administrative Agent and as a Lender

By:	/s/ Timothy J. Whitefoot
Timothy J. Whitefoot
Vice President

BANK OF AMERICA, N.A., as a Lender

By:	/s/ Mitchell J. Tarvid
Name:	Mitchell J. Tarvid
Title:	Vice President

UBS LOAN FINANCE LLC, as a Lender

By:
Name:
Title:

WELLS FARGO FOOTHILL, INC., as a Lender

By:	/s/ Rina Shinoda
Name:	Rina Shinoda
Title:	Vice President

BMO CAPITAL MARKETS FINANCING, INC., as a Lender

By:
Name:
Title:

Aventine Renewable Energy, Inc.
Aventine Renewable Energy, Mt. Vernon, LLC
Aventine Renewable Energy - Aurora West, LLC
September 4, 2008

SIEMENS FINANCIAL SERVICES, INC., as a Lender

By:
Name:
Title:

WACHOVIA BANK, NATIONAL ASSOCIATION, as a Lender

By:	/s/ M. Galovic Jr.
Name:	M. Galovic Jr.
Title:	Director

Accepted and agreed to as of
the date first written above by:

AVENTINE RENEWABLE ENERGY, INC.
AVENTINE RENEWABLE ENERGY, MT. VERNON, LLC
AVENTINE RENEWABLE ENERGY – AURORA WEST, LLC

By:	/s/ Ajay Sabherwal
Ajay Sabherwal
Chief Financial Officer